UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2016 (June 24, 2016)

Pain Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7801 N. Capital of Texas Highway, Suite 260

Austin, Texas 78731

(Address of principal executive offices, including zip code)

512-501-2444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2016, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Pain Therapeutics, Inc. (the “Company”) approved changes in compensation for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) with respect to the officers’ and the Company’s performance from mid-2015 to mid-2016.

As a result, the base salary for Remi Barbier, Chairman of the Board, President and Chief Executive  Officer, was increased to $875,000 per year from $835,000 per year. The base salary for Nadav Friedmann, Ph.D., M.D., Chief Medical and Operating Officer, was increased to $320,000 per year from $305,000.  The base salary for Peter S. Roddy, Vice President and Chief Financial Officer, was increased to $375,000 from $360,000 per year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pain Therapeutics, Inc.

Dated: June 29, 2016	By:	/s/ Peter S. Roddy
Peter S. Roddy
Vice President and Chief Financial Officer